Exhibit 99.1

ICON ECI FUND FIFTEEN, L.P.

PORTFOLIO OVERVIEW

FIRST QUARTER

2012

Letter from the CEOs                                                                                                                                            As of JULY 6, 2012

Dear investor in ICON ECI Fund Fifteen, L.P.:

We write to briefly summarize our activity for the first quarter ended March 31, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of March 31, 2012, Fund Fifteen was in its offering period.  From the commencement of Fund Fifteen’s offering on June 6, 2011 to March 31, 2012, Fund Fifteen raised $68,585,440 in capital contributions.  As of March 31st, Fund Fifteen had invested $35,756,9171 of capital, or 59.81% of capital available for investment, in business-essential equipment and corporate infrastructure.

During the first quarter of 2012, Fund Fifteen made three term loans for a total investment amount of $14,250,000.  The term loans are secured by business essential equipment of each borrower.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Fifteen’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Fifteen’s financials, prepared in accordance with US GAAP.

ICON ECI FUND FIFTEEN, L.P.

First Quarter 2012 Portfolio Overview

We are pleased to present ICON ECI Fund Fifteen, L.P.’s (the “Fund”) Portfolio Overview for the first quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 15, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

Our offering period commenced on June 6, 2011 and is anticipated to end no later than June 2013.  From our initial offering through March 31, 2012, we raised $68,585,440 in capital contributions.

During the first quarter of 2012, we were in our offering period, during which time we raise capital through the sale of our limited partnership interests and also invest in business-essential equipment and corporate infrastructure.  Cash generated from these investments is used to make distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to limited partners.

At the close of our offering period, we will enter our operating period, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On June 4, 2012, we, through a joint venture owned 60% by us, completed the purchase of the offshore support vessel, the Lewek Ambassador, by funding the final installment of $16,000,000 and taking physical delivery of the vessel.  The total purchase price of the vessel was $25,000,000, which consisted of $7,500,000 in cash and a $17,500,000 non-recourse loan that was drawn down simultaneously with the physical delivery of the vessel.

•
On June 22, 2012, we amended the loan facility with NTS Communications, Inc. and certain affiliates (collectively, “NTS”) by making an additional $1,540,000 term loan to NTS in addition to the loan described in the portfolio overview section below. The loan is secured by (i) a first priority security interest on all of NTS’s existing and hereafter acquired assets including, without limitation, all equipment used in NTS’s high speed broadband services operation which provides Internet access, digital cable TV programming and local and long distance telephone service to residential and business customers, (ii) a first priority security interest on all accounts receivable and inventory, (iii) a mortgage over real property located in Lubbock, Texas, and (iv) a stock pledge of NTS (collectively, the “NTS Collateral”).  The loan bears interest at 12.75% per year and is payable monthly in arrears for a period of sixty months beginning on July 1, 2012.  Additionally, we will make a delayed draw term loan available to NTS in the amount of $1,364,000, the proceeds of which will be used to purchase additional assets for NTS’s high speed broadband services operation (the “NTS CapEx Loan”).  We expect the NTS CapEx Loan to be made prior to September 30, 2012. In addition to the NTS Collateral, the NTS CapEx Loan will be secured by a first priority security interest on all of the assets acquired by NTS from the proceeds of the NTS CapEx Loan.  The NTS CapEx Loan will bear interest at 12.75% per year and will be payable monthly in arrears for a period of fifty-seven months. All of NTS’s obligations are guaranteed by its parent company, NTS, Inc.

•
On June 29, 2012, we, through a joint venture owned 94% by us, purchased a schedule of mining equipment from CG Commercial Finance for approximately $8,582,000.  The equipment is subject to a thirty-nine month lease with Murray Energy Corporation and its affiliates that commenced in July 2012.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of March 31, 2012, our portfolio consisted primarily of the following investments:

•
Telecommunications equipment that is subject to lease with Global Crossing Telecommunications, Inc.  The equipment was purchased for approximately $1,786,000 and the lease is set to expire on August 31, 2014.

•
We participated in a $7,500,000 loan facility by making a $6,850,000 term loan to NTS Communications, Inc. and certain affiliates (collectively, “NTS”).  The loan is secured by the NTS Collateral.  The loan bears interest at 12.75% per year and is payable monthly in arrears for a period of sixty months beginning on November 1, 2011.  All of NTS’s obligations are guaranteed by its parent company, NTS, Inc.

•
We made a term loan to Ensaimada S.A (“ESA”) in the amount of approximately $5,300,000. The loan is secured by, among other things, second priority security interests in (i) a dry bulk carrier, (ii) the earnings from the carrier, and (iii) the equity interests of ESA. The loan bears interest at 17% per year, is payable quarterly in arrears for a period of five years, and matures in November 2016.  All of ESA’s obligations under the loan are guaranteed by N. & P. Shipping Co. (“N&P”), the parent company of ESA, and one of N&P’s shareholders.

•
A 60% interest in a joint venture that entered into a memorandum of agreement to purchase the Lewek Ambassador. On December 20, 2012, the joint venture funded $9,000,000 of the purchase price, of which $1,500,000 was reimbursed to the joint venture upon completion of the acquisition. The joint venture completed the acquisition of the vessel on June 4, 2012 by funding the final installment of $16,000,000 and taking physical delivery of the vessel. The total purchase price of the vessel was $25,000,000, comprised of $7,500,000 in cash and $17,500,000 in a non-recourse loan.  The vessel is subject to a one hundred-eight month bareboat charter with Gallatin Maritime Management from the date of delivery. All of the obligations under the bareboat charter are guaranteed by Ezra Holdings Limited.

•
We participated in a $37,000,000 loan facility (the “Revstone Term Loan”) by making a $7,250,000 loan to subsidiaries of Revstone Transportation, LLC (collectively, the “Revstone Borrowers”).  The Revstone Term Loan is secured by, among other things, a first priority security interest on all of the Revstone Borrowers’ manufacturing equipment and related collateral, various equity pledges, and a mortgage on certain real property.  The Revstone Term Loan bears interest at 15% per year and is payable monthly in arrears for a period of sixty months beginning on March 1, 2012.  We also made a capital expenditure loan (the “CapEx Loan”) to the Revstone Borrowers in the amount of approximately $500,000.  The CapEx Loan is secured by a first priority security interest on the machining equipment purchased with the proceeds from the CapEx Loan, as well as a second priority security interest in the Revstone Term Loan collateral.  The CapEx Loan bears interest at rates between 15% and 17% per year and is payable monthly in arrears for a period of sixty months beginning on May 1, 2012. All of the Revstone Borrowers’ obligations under the Revstone Term Loan and the CapEx Loan are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

•
We participated in a $42,754,960 loan facility by making a $2,000,000 term loan to VAS Aero Services, LLC (“VAS”).  The loan is secured by a second priority security interest in, among other things, aircraft engines and related parts in VAS’s airplane component aftermarket sales operation.  The loan bears interest at a rate between 12% and 14.5% per year calculated on a quarterly basis and is payable through October 6, 2014.  VAS’s obligations under the loan are guaranteed by its parent company, VAS Aero Holdings, Inc., and certain affiliates.

•
We participated in a $12,500,000 loan facility by making a $5,000,000 term loan to Kanza Construction, Inc. (“Kanza”).  The loan is secured by, among other things, equipment used in Kanza’s railroad services business comprised of trucks, trailers, cranes, crawlers and excavators, and a pledge of Kanza’s stock.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of sixty months beginning on April 1, 2012.  All of Kanza’s obligations under the loan are guaranteed by, among others, the sole shareholder of Kanza.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At March 31, 2012, there were no obligations outstanding under the Facility.

Additional Disclosure

As of March 31, 2012, the Fund did not have any leveraged investments.  We collected 100%1 of all scheduled receivables due for the first quarter of 2012.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay or paid our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles. During the second quarter of 2012, we paid our Investment Manager aggregate acquisition fees in the amount of $240,539.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

1 Collections as of April 30, 2012.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amounts of $8,095 for the three months ended March 31, 2012. Additionally, our General Partner’s interest in our net loss was $148 for the three months ended March 31, 2012.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

Entity	Capacity	Description	Three Months Ended March 31, 2012
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements (1)	$202,200
ICON Investments	Dealer-Manager	Underwriting fees (2)	1,102,522
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	658,377
ICON Capital Corp.	Investment Manager	Management fees (4)	26,817
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements (4)	419,085
Fund Fourteen	Noncontrolling Interest	Interest expense (4)	119,000
			$2,528,001

(1) Amount capitalized and amortized to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At March 31, 2012, we had a net payable of $3,321,944 due to our General Partner and its affiliates that primarily consisted of a note payable of $2,800,000 related to the Lewek Ambassador, administrative expense reimbursements of approximately $219,000 and organization and offering expense reimbursements of approximately $170,000.

From April 1, 2012 to May 11, 2012, we raised an additional $12,149,657 in capital contributions and paid or accrued underwriting fees to ICON Securities in the amount of $353,653.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets
	March 31,
	2012	December 31,
	(unaudited)	2011
Cash	$23,180,514	$5,383,978
Net investment in notes receivable	27,456,694	13,014,700
Net investment in finance lease	1,570,413	1,681,451
Vessel	9,625,000	9,625,000
Deferred charges	1,196,677	1,236,399
Other assets	482,590	494,942

Total Assets	$63,511,888	$31,436,470

Liabilities and Equity

Liabilities:
Due to General Partner and affiliates	$3,321,944	$3,420,832
Deferred revenue	22,400	-
Accrued expenses and other liabilities	124,318	349,835

Total Liabilities	3,468,662	3,770,667

Commitments and contingencies

Partners’ Equity:
Limited Partners	59,062,245	26,651,016
General Partner	(22,792)	(14,549)

Total Partners’ Equity	59,039,453	26,636,467

Noncontrolling Interest	1,003,773	1,029,336

Total Equity	60,043,226	27,665,803

Total Liabilities and Equity	$63,511,888	$31,436,470

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Operations
(unaudited)

Three Months Ended March 31, 2012
Revenue:
Finance income	$705,195
Other income	3,769

Total revenue	708,964

Expenses:
Management fees	26,817
Administrative expense reimbursements	419,085
General and administrative	232,801
Interest	188,093

Total expenses	866,796

Net loss	$(157,832)

Less: Net loss attributable to noncontrolling interest	(143,063)

Net loss attributable to Fund Fifteen	$(14,769)

Net loss allocable to:
Limited Partners	$(14,621)
General Partner	(148)

$(14,769)

Weighted average number of limited
partnership interests outstanding	52,155

Net loss per weighted average limited
partnership interest outstanding	$(0.28)

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited		Partners’	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interest	Equity

Balance, December 31, 2011	31,529	$26,651,016	$(14,549)	$26,636,467	$1,029,336	$27,665,803

Net loss	-	(14,621)	(148)	(14,769)	(143,063)	(157,832)
Proceeds from sale of limited partnership interests	37,187	37,118,509	-	37,118,509	-	37,118,509
Sales and offering expenses	-	(3,891,204)	-	(3,891,204)	-	(3,891,204)
Cash distributions paid	-	(801,455)	(8,095)	(809,550)	-	(809,550)
Investment by noncontrolling interest	-	-	-	-	117,500	117,500

Balance, March 31, 2012 (unaudited)	68,716	$59,062,245	$(22,792)	$59,039,453	$1,003,773	$60,043,226

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows
(unaudited)

Three Months Ended March 31, 2012
Cash flows from operating activities:
Net loss	$(157,832)
Adjustments to reconcile net loss to net cash
used in operating activities:
Finance income	64,090
Interest expense from amortization of debt financing costs	2,478
Changes in operating assets and liabilities:
Other assets	9,871
Accrued expenses	(225,517)
Deferred revenue	22,400
Due to General Partner and affiliates	(128,825)

Net cash used in operating activities	(413,335)

Cash flows from investing activities:
Principal repayment on finance lease	105,222
Investment in notes receivable	(14,560,686)
Principal repayment on notes receivable	60,417

Net cash used in investing activities	(14,395,047)

Cash flows from financing activities:
Sale of limited partnership interests	37,118,509
Sales and offering expenses paid	(3,617,390)
Deferred charges paid	(204,151)
Investment by noncontrolling interest	117,500
Cash distributions to partners	(809,550)

Net cash provided by financing activities	32,604,918

Net increase in cash	17,796,536
Cash, beginning of the period	5,383,978

Cash, end of the period	$23,180,514

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows
(unaudited)

Three Months Ended March 31, 2012
Supplemental disclosure of non-cash financing activities:

Change in organizational and offering expenses and other costs due to Investment Manager	$1,951
Organizational and offering expenses charged to equity	$241,922
Change in underwriting fees due to ICON Investments	$31,889

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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